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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 20, 2004 relating to the consolidated financial statements and financial statement schedule of Synovis Life Technologies, Inc., appearing in the Annual Report on Form 10-K of Synovis Life Technologies, Inc. for the year ended October 31, 2004 and to the reference to us under the heading "Incorporation of Documents by Reference" in this Registration Statement.

DELOITTE AND TOUCHE LLP

Minnepolis, MN
December 19, 2005

                                    Exh.-23.2